                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                                    FORM 8-K


               CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934


                                 JULY 31, 1998
                                 Date of Report


                          FINE.COM INTERNATIONAL CORP.
                 Name of Registrant as Specified in its Charter

            STATE OF WASHINGTON                          0-22805                       91-1657402
State or Other Jurisdiction of Incorporation      Commission File Number    IRS Employer Identification Number


                         1525 FOURTH AVENUE, SUITE 800
                        SEATTLE, WASHINGTON  98101-1648
                     Address of Principal Executive Offices


                                  206-292-2888
                                Telephone Number

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

     Effective July 31, 1998, fine.com International Corp. (the "Registrant") closed its acquisition of Meta4 Digital Design, Inc., a Delaware corporation ("Meta4"). The acquisition of Meta4 was effected by means of a reverse merger of Meta4 into a newly formed Washington corporation and wholly-owned subsidiary of the Registrant, pursuant to the terms of an Agreement and Plan of Merger dated July 29, 1998 (a copy of which is filed as Exhibit 99.2 to this Current Report, the "Merger Agreement"). The Registrant issued a press release on July 30, 1998 announcing the signing of the Merger Agreement (a copy of which is filed as Exhibit 99.1 to this Current Report). Following the merger Meta4 will continue as a wholly-owned subsidiary of the Registrant, under the name "Meta4 Digital Design, Inc." The merger was accounted for as pooling-of-interests.

     The purchase price for the acquisition was $1.1 million, less adjustments that may be required by the Merger Agreement, and was paid in shares of Common Stock of the Registrant valued at a price of $5.07 per share. The Registrant issued a total of 216,749 shares of Common Stock to the two former shareholders of Meta4. Pursuant to the Merger Agreement, the former shareholders of Meta4 pledged approximately 16% of the shares received in the merger as collateral to secure certain representations and warranties under the Merger Agreement. In addition, in connection with the merger, the Registrant assumed and paid off certain notes payable of Meta4 in the aggregate amount of approximately $187,300 principal plus interest, which notes were due and payable to a shareholder of Meta4 and an affiliate of such shareholder. The notes were paid and cancelled by the Registrant in the merger in exchange for the issuance of a total of 36,904 shares of Common Stock valued at the merger price of $5.07 per share.

     Effective upon the merger, each of the two former principals and shareholders of Meta4, Alberto Blanco and Kathy Berni, entered into three-year employment agreements with Meta4 Digital Design, Inc., the surviving entity in the merger and wholly-owned subsidiary of the Registrant. Mr. Blanco serves Vice President of Business Development, and Ms. Berni is Vice President of Operations. In addition, James P. Chamberlin, the Registrant's Chief Financial Officer, serves as President and a Director of the subsidiary.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

     (a) FINANCIAL STATEMENTS OF BUSINESS ACQUIRED.

         Financial statements of Meta4 are not included in this Current Report, but will be filed within 60 days by an amendment to this Current Report.

     (b) PRO FORMA FINANCIAL INFORMATION.

         Pro forma financial information for the acquisition of Meta4 are not included in this Current Report, but will be filed within 60 days by an amendment to this Current Report.

     (c) EXHIBITS.

         Number                                       Description
         ------                                       -----------
          99.1   Press release dated July 30, 1998: "fine.com International Corp. to Acquire Meta4
                 Digital Designs Inc."
          99.2   Agreement and Plan of Merger (exclusive of schedules and exhibits) dated as of July 29,
                 1998 with Meta4 Digital Design, Inc.

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

                                   SIGNATURES


     Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

   Dated:  August  13, 1998.

                                        FINE.COM INTERNATIONAL CORP.

                                        By:     /s/ James P. Chamberlin
                                            -------------------------------
                                                  James P. Chamberlin
                                                Chief Financial Officer

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